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                                                                   Exhibit 10.19


                        AGREEMENT TO ASSIGN GROUND LEASE

                                 BY AND BETWEEN

                  ROBERT MARTIN - EASTVIEW NORTH COMPANY, L.P.

                                       AND

                       MACK-CALI REALTY ACQUISITION CORP.

                            DATED AS OF APRIL 1, 2002

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                        AGREEMENT TO ASSIGN GROUND LEASE

         THIS AGREEMENT TO ASSIGN GROUND LEASE (this "AGREEMENT") is made as of this 1st day of April, 2002, by and between ROBERT MARTIN - EASTVIEW NORTH COMPANY, L.P., a New York limited partnership having an address c/o Robert Martin Company, LLC, 100 Clearbrook Road, Elmsford, New York 10523 ("RM EASTVIEW") and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation having an address c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("MACK-CALI").

                              W I T N E S S E T H:

         WHEREAS, the County of Westchester (the "COUNTY"), as landlord, and RM Eastview, as tenant, entered into that certain Agreement of Lease dated September 15, 1999 and recorded on ____________, in the Office of the County Clerk of Westchester County Division of Land Records in Liber ____ of conveyances, at Page ___ (the "GROUND LEASE"), whereby RM Eastview leased that certain parcel of real property situate and lying in the Town of Mount Pleasant, County of Westchester and State of New York (the "LAND") more particularly described in EXHIBIT A annexed thereto; and

                  WHEREAS, RM Eastview desires to assign, and Mack-Cali desires to assume, all of RM Eastview's right, title and interest in and to the Ground Lease, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       SUBJECT OF THE ASSIGNMENT

         Subject to the terms and conditions set forth in this Agreement, RM Eastview hereby agrees to assign, and Mack-Cali hereby agrees to assume, all of RM Eastview's right, title and interest in and to the Ground Lease, which leasehold interest shall be deemed to include all of RM Eastview's right, title and interest in and to the following:

                  (a) any and all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Property and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, to the center line thereof (collectively, the

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"EASEMENTS");

                  (b) any and all approvals, permits, licenses and agreements, including but not limited to environmental permits, subdivision approvals, development agreements, site plans and approvals relating to the development and use of the Property, and specifically including any and all plans, specifications, architectural and engineering drawings, warranties, and guaranties held by RM Eastview (collectively, the "PERMITS AND LICENSES"), and any and all contracts and agreements for the servicing and maintenance of the Property (collectively, the "SERVICE CONTRACTS", together with the Permits and Licenses, the "INTANGIBLE PROPERTY");

                  (c) any and all trademarks and tradenames used or useful in connection with the Property (including but not limited to any other name[s] by which the Property is commonly known) and all goodwill, if any, related to said names, all for which Mack-Cali shall have the sole and exclusive rights (collectively, the "TRADENAMES");

                  (d) any and all promotional materials, marketing materials, brochures, photographs (collectively, the "PROMOTIONAL MATERIALS"), books, records, files, statements, tax returns, market studies, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of RM Eastview which are or may be used by RM Eastview in the development and use of the Property (collectively, and together with the Promotional Materials, the "BOOKS AND RECORDS");

                  (e) any and all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or for a change of grade or for any other injury to or decrease in the value of the Property; and

                  (f) all other rights, interests and privileges (if any) held by RM Eastview in any way related to the rights and interests described above in this Section.

         The Easements, the Intangible Property, the Tradenames, the Books and Records, and all other interests in the Property held by RM Eastview, together with the Ground Lease, shall hereinafter be collectively referred to as the "LEASE".

2.       CONSIDERATION FOR THE ASSIGNMENT

         2.1 As consideration for the assignment (the "CONSIDERATION"), Mack-Cali shall pay to RM Eastview on the Closing Date (as defined in Section 8.1) the amount of Eight Hundred Thirty Two Thousand Six Hundred ($832,600) Dollars. The Consideration shall be paid by the wiring of federal funds to such bank account as RM Eastview shall designate in writing at least two (2) business days prior to the Closing Date.

3.       TITLE MATTERS TO WHICH THE ASSIGNMENT IS SUBJECT

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         3.1      The Lease shall be assigned to Mack-Cali subject to the
following (collectively, the "PERMITTED ENCUMBRANCES"):

                  (a) the lien of real estate taxes, personal property taxes, water charges, and sewer charges, provided the same are not due and payable, but subject to adjustment as provided herein;

                  (b) those restrictions, covenants, agreements, easements, and other matters affecting title to the Property as set forth in the Title Commitment (as defined in Section 3.2), provided same do not impair the use of the Property as intended by Mack-Cali and do not render the leasehold interest uninsurable at standard rates;

                  (c) any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Property as of the date hereof, except for engineering or institutional controls (including, without limitation, a deed notice or declaration of environmental restrictions, a groundwater classification exception area, or well restriction area) affecting the Property; and

                  (d) the state of facts shown by that certain survey dated January 13, 1999, prepared by Ward Carpenter Engineers Inc., together with any state of facts disclosed by an update of such survey (said update to be ordered by Mack-Cali at its sole cost and expense), provided such state of facts do not impair the use of the Property as intended by Mack-Cali and do not render the leasehold interest uninsurable at standard rates.

         3.2 Mack-Cali shall cause any title company licensed to do business in the State of New York (the "TITLE COMPANY") to prepare a title search and commitment for a leasehold insurance policy (the "TITLE COMMITMENT") and shall cause a copy of the same to be delivered to counsel for RM Eastview. If any defects, objections or exceptions in the title to the Property appear in the Title Commitment (other than the Permitted Encumbrances) which Mack-Cali is not required to accept under the terms of this Agreement, RM Eastview agrees to use good faith efforts to cure the same prior to the Closing, and in any event to cure, at its expense, the following: (a) judgments against RM Eastview, (b) leasehold mortgages and other liens which can be satisfied by the payment of a liquidated amount, and (c) defects, objections or exceptions which can be removed by payments not to exceed, in the aggregate, three (3%) percent of the Consideration. RM Eastview, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate unacceptable defects, objections or exceptions. If, after complying with the foregoing requirements, RM Eastview is unable to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before such adjourned date for the Closing, Mack-Cali shall elect either (x) to terminate this Agreement by notice given to the RM Eastview, in which event the provisions of Section 3.5 shall apply, or (y) to assume the Lease subject to such unacceptable defects, objections or exceptions with no credit against or reduction in the Consideration. RM Eastview agrees and covenants that it shall not voluntarily place any defects, objections or exceptions to title to the Property from and after the date of the first issuance of the Title Commitment for the Lease.

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         3.3      (a) It shall be a condition to Closing that RM Eastview
assign, and that the Title Company insure, at a standard rate for such insurance, the leasehold interest in the Property equal to the amount of the Consideration in the name of Mack-Cali or its designees, after execution and delivery of the Assignment as defined in Section 8.2(a), by a standard leasehold fee insurance policy, with endorsements as may be available and are required by Mack-Cali, free and clear of all liens, encumbrances and other matters, other than the Permitted Encumbrances (the "TITLE POLICY"). The Title Company shall provide affirmative insurance that (i) none of the Permitted Encumbrances have been violated, and that any future violation thereof will not result in a forfeiture or reversion of leasehold title, (ii) Mack-Cali's contemplated use of the Property will not violate the Permitted Encumbrances; and (iii) the exception for taxes shall apply only to the current taxes not yet due and payable as of the Closing Date.

                  (b) RM Eastview shall provide such affidavits (including title affidavits and survey affidavits of no change) and undertakings as the Title Company may require. In addition, if the Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of RM Eastview, RM Eastview shall, upon request, deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against RM Eastview or any of its affiliates. Upon request by Mack-Cali, RM Eastview shall deliver any affidavits and documentary evidence as reasonably required by the Title Company to eliminate the standard or general exceptions in the Title Policy.

                  (c) The words "insurable title" and "insurable" as used in this Agreement are hereby defined to mean title, which is insurable at standard rates (without special premium) by the Title Company without exception other than the Permitted Encumbrances and the standard printed policy and survey exceptions.

         3.4 Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon, to a date not less than seven (7) business days following the Closing Date (in each case subject to any applicable apportionment), together with the cost of recording or filing of any instruments necessary to discharge such liens and such judgments, shall be paid at the Closing by RM Eastview. On the Closing Date, RM Eastview shall deliver to Mack-Cali instruments in recordable form sufficient to discharge any liens which RM Eastview is obligated to pay and discharge pursuant to the terms of this Agreement.

         3.5 If RM Eastview is unable to assign the Lease in accordance with the terms of this Agreement, then Mack-Cali shall have the right to terminate this Agreement. In such event, neither party shall have any further rights or obligations hereunder other than those which are expressly stated herein to survive any such termination, and RM Eastview shall reimburse Mack-Cali for all charges incurred by reason of (a) examining the title to the Property, (b) any appropriate additional municipal searches made in accordance with this Agreement, and (c) the survey and survey inspection charges, which reimbursement obligation shall survive the termination of this Agreement.

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4.       REPRESENTATIONS AND WARRANTIES OF RM EASTVIEW

         4.1 In order to induce Mack-Cali to perform as required hereunder, RM Eastview represents and warrants the following:

                  (a) RM Eastview is a duly organized and validly existing limited partnership organized under the laws of the State of New York, and has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to assign the Lease in accordance with the terms and conditions hereof. All necessary actions of the partners of RM Eastview to confer such power and authority upon the person(s) executing this Agreement and all documents, which are contemplated by this Agreement on its behalf, have been taken.

                  (b) This Agreement, when duly executed and delivered, shall be the legal, valid and binding obligation of RM Eastview, enforceable in accordance with the terms of this Agreement. The performance by RM Eastview of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of RM Eastview or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator to which RM Eastview is a party or by which its assets are or may be bound.

                  (c) The Ground Lease is a valid and bona fide obligation of RM Eastview and, to RM Eastview's knowledge, of the County, and is in full force and effect. No defaults exist thereunder and the County has not issued to RM Eastview any notices of default. To RM Eastview's knowledge, no condition exists which, with the passage of time or the giving of notice or both, shall become a default. As of the date hereof, the Ground Lease constitutes the only lease, tenancy or occupancy affecting the Property, and there are no other agreements which confer upon any tenant or any other person or entity any rights with respect to the Property. Mack-Cali hereby acknowledges that it has received a true, complete and correct copy of the Ground Lease.

                  (d) RM Eastview has performed all of the obligations and observed all of the covenants required of it as tenant under the Ground Lease. As of the date hereof, no work has been performed at the Property which would require an amendment or any other change to the Permit and Licenses, and any and all work which may be performed at the Property from the date hereof to the Closing Date shall be in accordance with the rules, laws and regulations of all applicable authorities. Any bills and claims for labor performed and materials furnished to or for the benefit of the Property shall be paid in full by RM Eastview on the Closing Date.

                  (e) There are no service contracts, union contracts, employment agreements or other agreements affecting the Property or the operation thereof.

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                  (f) The Permits and Licenses include all certificates,
licenses, permits and authorizations (including, without limitation, any Permits and Licenses relating to any environmental matters) necessary to properly subdivide and improve the Property and to operate and use said improvements, all of which Permits and Licenses are listed on SCHEDULE 4.1(f), along with the expiration dates of the same. RM Eastview has not received any notice that any of the Permits and Licenses are subject to, or in jeopardy of, revocation or non-renewal. RM Eastview is current in the payment of any fees required to be paid for the Permits and Licenses. All Permits and Licenses are in full force and effect; are transferable with the Lease without additional payment by Mack-Cali; and shall, at Closing, be transferred to Mack-Cali by RM Eastview.

                  (g) There are no actions, suits, labor disputes, litigation or proceedings currently pending or, to the knowledge of RM Eastview, threatened against or related to RM Eastview or to all or any part of the Property, the environmental condition thereof, or the operation thereof, nor does RM Eastview know of any basis for any such action.

                  (h) To RM Eastview's knowledge, there are no outstanding requirements or recommendations by (i) the insurance company(s) currently insuring the Property; (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering any of the Property, which require or recommend any repairs or work to be done on the Property.

                  (i) RM Eastview has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property,
(iii) any proposed or pending special assessments affecting the Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Property, and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property. RM Eastview agrees to furnish Mack-Cali with a copy of any such notice received within two (2) business days after its receipt.

                  (j) RM Eastview has provided Mack-Cali with all reports, including, without limitation, the Environmental Documents as defined in Section 4.2(b)(iv), in RM Eastview's possession or under its control related to the physical condition of the Property.

                  (k) RM Eastview has no knowledge of any violations or any notices, suits, investigations or judgments relating to any violations of any laws, ordinances or regulations (including, without limitation, Environmental Laws as defined in Section 4.2(b)(v)) affecting the Property, or any violations or conditions which may give rise thereto, and has no reason to believe that any agency, board, bureau, commission, department, office or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having, asserting or acquiring jurisdiction over all or any part of the Property or the management, operation, use or improvement thereof (collectively, the "GOVERNMENTAL AUTHORITIES") contemplates the issuance thereof, and to RM Eastview's knowledge, there are no outstanding

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orders, judgments, injunctions, decrees, directives or writs of any Governmental
Authorities against or involving RM Eastview or the Property.

                  (l) There are no employees working at or in connection with the Property. There are no union agreements affecting the Property as of the date hereof, nor shall any such agreements affect the Property as of the Closing Date.

                  (m) There are no obligations in the nature of a leasing commission due and owing from RM Eastview with respect to the Lease or the Ground Lease or any amendments thereto.

                  (n) RM Eastview has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by RM Eastview's creditors, suffered the appointment of a receiver to take possession of all or substantially all of RM Eastview's assets, suffered the attachment or other judicial seizure of all or substantially all of RM Eastview's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                  (o) To RM Eastview's knowledge, there are no engineering or institutional controls at the Property designed to address the Discharge of Contaminants (both terms as defined in Section 4.2(b)) at the Property or required by Environmental Laws or Governmental Authorities, including without limitation any deed notice, declaration of environmental restriction, groundwater classification exception area, well restriction area or other notice or use limitations pursuant to Environmental Laws.

                  (p) RM Eastview has no knowledge that any part of the Property has been designated as wetlands under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Freshwater Wetlands Act, N.Y. Envtl. Conserv. Law, Section 24-0101 ET SEQ., the Tidal Wetlands Act, N.Y. Envtl. Conserv. Law Section 25-0101, or any applicable local law or regulation promulgated pursuant to any of the foregoing.

                  (q) RM Eastview does not own or operate any property which any Governmental Authority has demanded, in writing addressed to and received by RM Eastview or any of its affiliates, counsel or agents, be cleaned up and which has not been cleaned up.

                  (r) RM Eastview has paid all Taxes (as hereinafter defined) due and payable prior to the Closing, and has filed all returns and reports, if any, required to be filed prior to the Closing by reason of its leasehold interest in the Property (by it or any predecessor entity) for which Mack-Cali could be held liable as RM Eastview's assignee. There are no audits or other proceedings by any Governmental Authorities pending or to RM Eastview's knowledge, threatened with respect to the Taxes for which Mack-Cali could be held liable. No assessment of Taxes is proposed against RM Eastview (including any predecessor entities) or the Property. RM Eastview is not party to, and has no liability under (including liability with respect to a predecessor entity) any indemnification, allocation or sharing agreement with respect to Taxes.

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"TAXES" shall mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and shall include (i) deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and (ii) expenses associated with contesting any proposed adjustment related to any of the foregoing.

                  (s) There are no proceedings presently pending for a reduction in the assessed valuation of the Property, and no such proceeding shall be commenced by RM Eastview without Mack-Cali's prior written consent.

                  (t) No representation or warranty made by RM Eastview contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by, or on behalf of, RM Eastview to Mack-Cali or any of Mack-Cali's designees or affiliates pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

         4.2 In addition to the provisions of Section 4.1, RM Eastview hereby represents and warrants the following with respect to environmental matters:

                  (a) Except as disclosed on SCHEDULE 4.2(a):


                      (i) To RM Eastview's knowledge, there are no Contaminants on, under, at, emanating from or affecting the Property, which would allow a Governmental Authority to demand that a cleanup be undertaken;

                      (ii) To RM Eastview's knowledge, it has not received any Section 104(e) informational request issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 ET SEQ.;

                      (iii) To RM Eastview's knowledge, there is no asbestos or asbestos containing material on the Property requiring remediation under Environmental Laws;

                      (iv) To RM Eastview's knowledge, all pre-existing above-ground storage tanks and Underground Storage Tanks and vessels, if any, at the Property have been removed and their contents disposed of in accordance with and pursuant to all applicable Environmental Laws;

                      (v) To RM Eastview's knowledge, the Property has not been used as a solid waste management facility as defined in the New York Environmental Conservation Law ("ECL") Section 27-0701 ET SEQ.;

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                      (vi)     To RM Eastview's knowledge, RM Eastview has all
required environmental certificates, licenses and permits (collectively, "PERMITS"), and there is no violation of any statute, ordinance, rule, regulation, order, code, directive or requirement (including, without limitation, Environmental Laws) with respect to any Permit or any pending application for any Permit;

                      (vii) RM Eastview has not and shall not knowingly permit any person or entity to engage in any activity on the Property in violation of Environmental Laws; and

                      (viii) The Property is in material compliance with Environmental Laws.

                  (b) The following terms shall have the following meanings when used in this Agreement:

                      (i) "CONTAMINANTS" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Tank Laws (as defined below); the ECL; the New York State Navigation Law; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ.; and the Water Pollution and Control Act, 33 U.S.C. Section 1251 ET SEQ.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, code, rule or regulation, including, without limitation, radon, lead, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum-based derivatives.

                      (ii) "DISCHARGE" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or migrating from or onto the Property, regardless of whether the result of an intentional or unintentional action or omission.

                      (iii) "DEC" shall mean the New York Department of Environmental Conservation or its successor.

                      (iv) "ENVIRONMENTAL DOCUMENTS" shall mean all environmental documentation in the possession or under the control of RM Eastview concerning the Property, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

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                      (v)      "ENVIRONMENTAL LAWS" shall mean each and every
applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement of any Governmental Authority in any way related to Contaminants.

                      (vi) "GOVERNMENTAL AUTHORITY" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom, or created pursuant to any law.

                      (vii) "NOTICE" shall mean, in addition to its ordinary meaning, any written communication of any nature, whether in the form of correspondence, memoranda, order, directive or otherwise.

                      (viii) "TANK LAWS" shall mean the New York Bulk Storage Law, ECL Section 17-1743, the New York Hazardous Substances Bulk Storage Act, ECL Section 40-0101 ET SEQ., and the federal Underground Storage Tank Law (Subtitle I) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ., together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

                      (ix) "UNDERGROUND STORAGE TANK" shall mean each and every "underground storage tank," whether or not subject to the Tank Laws, as well as the "monitoring system," the "leak detection system," the "discharge detection system" and the "tank system" associated with the "underground storage tank," as those terms are defined by the Tank Laws.

         4.3 All representations and warranties made by RM Eastview in this Agreement shall not be merged in the execution and delivery of the Assignment and shall instead survive the Closing Date for a period of one (1) year. RM Eastview agrees to indemnify and defend and to hold Mack-Cali harmless from and against any and all claims, liabilities, losses, deficiencies, and damages, as well as reasonable expenses (including attorneys, consulting and engineering fees), and interest and penalties related thereto, incurred by Mack-Cali by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of RM Eastview contained in this Agreement. Notwithstanding the foregoing, to the extent that the County shall certify in its landlord estoppel certificate as to any of the matters contained in the representations and warranties made by RM Eastview in this Section 4, then such representation and/or warranty by RM Eastview as to such matters shall terminate. In no event shall RM Eastview's liability on account of a failure of a representation or warranty exceed $250,000 in the aggregate, unless the same results from the gross negligence or willful misconduct of RM Eastview. In addition, Mack-Cali shall not be entitled to make a claim against RM Eastview from and after the Closing if any senior executive officer of Mack-Cali or its affiliates had actual knowledge of the matter which is the subject of the failure of such representation or warranty.

         4.4 Mack-Cali acknowledges and agrees that, except as provided in this Agreement, RM Eastview has not made any representations or warranties of any kind or character whatsoever, whether express or implied, with respect to the Property and that, except as provided in this Agreement, Mack-Cali accepts the Property in its "AS IS" condition. Mack-Cali

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acknowledges that it is not in a significantly disparate bargaining position with respect to RM Eastview in connection with the transaction contemplated by this Agreement and that Mack-Cali was represented by legal counsel in connection with this transaction.

5.       REPRESENTATIONS AND WARRANTIES OF MACK-CALI

         5.1 In order to induce RM Eastview to perform as required hereunder, Mack-Cali hereby warrants and represents the following:

                  (a) Mack-Cali is a duly organized and validly existing corporation organized under the laws of the State of Delaware and is authorized to do business in the State of New York, has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder, and to perform its obligations hereunder and under such other documents and instruments in order to purchase the Property in accordance with the terms and conditions hereof. All necessary actions of Mack-Cali to confer such power and authority upon the person(s) executing this Agreement and all documents, which are contemplated by this Agreement on its behalf, have been taken.

                  (b) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Mack-Cali, enforceable in accordance with the terms of this Agreement. The performance by Mack-Cali of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of Mack-Cali or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Mack-Cali is a party or by which its assets are or may be bound.

         5.2 All representations and warranties made by Mack-Cali in this Agreement shall not be merged in the delivery of the Assignment and shall survive the Closing Date for a period of one (1) year. From and after the Closing, Mack-Cali agrees to indemnify and defend RM Eastview, and to hold RM Eastview harmless, from and against any and all claims, liabilities, losses, deficiencies and damages as well as reasonable expenses (including attorney's, consulting and engineering and other professional and expert fees), and interest and penalties related thereto, incurred by RM Eastview, by reason of or resulting from any breach, inaccuracy, incompleteness or nonfulfillment of the representations, warranties, covenants and agreements of Mack-Cali contained in this Agreement.

         5.3 RM Eastview acknowledges that it is not in a significantly disparate bargaining position with respect to Mack-Cali in connection with the transaction contemplated by this Agreement and that RM Eastview was represented by legal counsel in connection with this transaction.

6.       COVENANTS OF RM EASTVIEW

         6.1 RM Eastview covenants and agrees that between the date hereof and the Closing Date, it shall perform or observe the following:

                  (a) RM Eastview shall not defer taking any actions or spending any of its funds or otherwise manage the Property differently (other than in the ordinary course of business) on account of the pending assignment of its leasehold interest to Mack-Cali.

                  (b) RM Eastview shall, at its sole cost and expense and in a manner reasonably satisfactory to Mack-Cali, take such action as may be necessary (including but not limited to subdivision of the Land) to cause the Property to be assessed as a separate tax lot. Notwithstanding anything to the contrary in this Agreement, in the event that subdivision of the Land shall be required so to cause the Property to be assessed as a separate tax lot, RM Eastview shall (i) bear the cost of the survey of the Property, (ii) cause the surveyor to update the survey as of the Closing Date, and (iii) have the general survey exception removed from the Title Policy and the survey affirmatively insured to Mack-Cali.

                  (c) RM Eastview shall not enter into any new agreements of any nature whatsoever with respect to the Property or further modify any terms in the Ground Lease or the Lease without Mack-Cali's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (d) RM Eastview shall not cause or permit its leasehold interest in the Property to be alienated, mortgaged, licensed, encumbered or otherwise transferred.

                  (e) RM Eastview shall make all required payments under any mortgage affecting its leasehold interest in the Property within any applicable grace period but without reimbursement by Mack-Cali therefor. RM Eastview shall also comply with all other terms, covenants and conditions of any mortgage on the Property to the extent such compliance by RM Eastview is required under the Ground Lease.

                  (f) Up to and including the Closing Date, RM Eastview shall maintain and keep such hazard, liability and casualty insurance policies in full force and effect in such amounts and covering such risks sufficiently to protect the Property and to protect, to a reasonable and prudent extent, the owner of the Property, in such amounts as are required so as not to be deemed a co-insurer, and for actual replacement cost, against any loss, damage, claim or liability.

                  (g) All violations of statutes, ordinances, rules, regulations, orders, codes, directives or requirements affecting the Property, whether or not such violations are now noted in the records of or have been issued by any Governmental Authorities (other than those caused by the actions of Mack-Cali or its employees, affiliates or agents or the employees or agents of its affiliates) shall be complied with by RM Eastview (if RM Eastview shall be the party responsible for such compliance under the Ground Lease or otherwise) prior to the Closing, and RM Eastview's leasehold interest in the Property shall be assigned free of any such violations (including, without limitation, violations of Environmental Laws).

                  (h) In addition to the foregoing, RM Eastview shall:

                      (i) promptly notify Mack-Cali of, and promptly deliver to Mack-Cali, a certified true and complete copy of any Notice as defined in Section 4.2(b)(vii) which RM Eastview may receive, on or before the Closing Date, from any Governmental Authority concerning a violation of Environmental Laws or Discharge of Contaminants;

                      (ii) contemporaneously with the signing and delivery of this Agreement, and subsequently, promptly upon receipt by RM Eastview or its representatives, deliver to Mack-Cali a certified true and complete copy of all Environmental Documents; and

                      (iii) without any cost or expense to RM Eastview, cooperate with Mack-Cali in all reasonable respects in connection with the submission to and approval by, the requisite municipal authorities of all plans, specifications, designs, surveys and studies required for the construction on the Property of the improvements contemplated by Mack-Cali, including, without limitation, the making of such submissions in RM Eastview's name.

7.       EVALUATION PERIOD

         7.1 For a period ending at 5:00 p.m. Eastern Time sixty (60) days after the Effective Date (the "EVALUATION PERIOD"), Mack-Cali and its authorized agents and representatives (for purposes of this Section 7, the "LICENSEE PARTIES") shall have the right to enter upon the Property at all reasonable times during normal business hours to perform an inspection of the Property. Mack-Cali will provide to RM Eastview notice of the intention of Mack-Cali or the other Licensee Parties to enter the Property at least 24 hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and with whom any Licensee Party will communicate. At RM Eastview's option, RM Eastview may be present for any such entry and inspection. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Mack-Cali or any Licensee Party upon the Property without RM Eastview's specific prior written consent.

         7.2 During the Evaluation Period, Mack-Cali and the Licensee Parties shall have the right to review and inspect, at Mack-Cali's sole cost and expense, all of the following which, to RM Eastview's knowledge, are in RM Eastview's possession or control (collectively, the "DOCUMENTS"): all existing environmental reports and studies of the Property that have been prepared for RM Eastview (which Mack-Cali shall have the right to have updated at Mack-Cali's sole cost and expense), real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, covering the period of RM Eastview's ownership of the Property, and Permits and Licenses.

         7.3 In the event that Mack-Cali determines, after its inspection of the Documents and Property, that it does not want to proceed with the transaction as set forth in this Agreement, Mack-Cali shall have the right to terminate this Agreement by providing written notice to RM Eastview prior to the expiration of the Evaluation Period. In the event Mack-Cali terminates this Agreement in accordance with this Section 7.3, or under any other right of termination as set forth herein, this Agreement shall be null and void and the parties shall have no further obligation to each other. In the event this Agreement is terminated, Mack-Cali shall return to RM Eastview all copies Mack-Cali has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Mack-Cali, before or after the execution of this Agreement, in connection with Mack-Cali's inspection of the Property promptly following the time this Agreement is terminated for any reason.

8.       CLOSING

         8.1 The consummation of the transaction contemplated hereunder (the "CLOSING") shall take place at the offices of Mack-Cali Realty Corporation located at 100 Clearbrook Road, Elmsford, New York, (i) five (5) business days after the expiration of the Evaluation Period or (ii) earlier upon five (5) business days following notice by Mack-Cali to RM Eastview at any time before the expiration of the Evaluation Period (the "CLOSING DATE").

         8.2 On the Closing Date, RM Eastview shall, at its sole cost and expense, deliver or cause to be delivered to Mack-Cali the following:

                  (a) an Assignment and Assumption of Lease in the form annexed hereto as EXHIBIT B (the "ASSIGNMENT"), duly executed and acknowledged by RM Eastview;

                  (b) a copy of the Ground Lease, and any amendments and/or agreements thereto, duly executed and acknowledged by RM Eastview and the County;

                  (c) an affidavit, and such other document or instruments required by the Title Company, executed by RM Eastview certifying (i) against any work done or supplies delivered to the Property which might be grounds for a materialman's or mechanic's lien under or pursuant to the laws of the State of New York, in form sufficient to enable the Title Company to affirmatively insure Mack-Cali against any such lien, and (ii) that the signature(s) on the Assignment is/are sufficient to bind RM Eastview and assign the Ground Lease to Mack-Cali;

                  (d) affidavits and other instruments (including but not limited to all organizational documents of RM Eastview, including operating agreements, filed copies of limited liability certificates, articles of organization, and good standing certificates) reasonably requested by Mack-Cali and the Title Company evidencing the power and authority of RM Eastview to enter into this Agreement and any documents to be delivered hereunder, and the enforceability of the same;

                  (e) a certificate indicating that the representations and warranties of RM

Eastview made in this Agreement are true and correct in all material respects as of the Closing Date, or if there have been any changes, a description thereof;

                  (f) all proper instruments as shall be reasonably required for the assignment to Mack-Cali of all right, title and interest (if any) of RM Eastview in and to any award or payment made, or to be made, on account of (i) any damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, or (ii) any taking in condemnation or eminent domain of any part of the Property;

                  (g) a certificate signed by a general partner of RM Eastview to the effect that RM Eastview is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code;

                  (h) all such transfer and other tax declarations and returns and information returns, duly executed and sworn to by RM Eastview, as may be required of RM Eastview by law in connection with the assignment of the Lease to Mack-Cali, including but not limited to Internal Revenue Service forms; and

                  (i) such other documents as may be reasonably required or appropriate to effectuate the consummation of the transaction contemplated by this Agreement.

         8.3 On the Closing Date, Mack-Cali shall, at its sole cost and expense, deliver or cause to be delivered to RM Eastview the following:

                  (a) the Consideration set forth in Section 2.1 of this Agreement;

                  (b) the Assignment, duly executed and acknowledged by Mack-Cali;

                  (c) a certificate indicating that the representations and warranties of Mack-Cali made in this Agreement are true and correct as of the Closing Date, or if there have been any changes, a description thereof; and

                  (d) such other documents as may be reasonably required or appropriate to effectuate the consummation of the transaction contemplated by this Agreement.

         8.4 RM Eastview shall pay all state or county documentary stamps or transfer taxes and recording fees and charges necessary or required in order for the Assignment to be recorded in the appropriate county register's or recorder's office. Mack-Cali shall pay all title insurance premiums and examination fees and the costs (if any) of its due diligence investigations, except as may specifically be provided for herein. Each party shall be responsible for its own attorney's fees and one-half (1/2) of any reasonable escrow fees. The provisions of this Section 8.4 shall survive the Closing.

9.       ADJUSTMENTS

         9.1 The real estate taxes due and payable with respect to the Property for the fiscal/calendar year in which the Closing occurs shall be apportioned as of midnight on the date preceding the Closing. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, and if subsequent to the Closing Date, the real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Property shall be determined to be higher or lower than those that are apportioned, a new computation shall be made, and RM Eastview agrees to pay Mack-Cali any increase shown by such recomputation and VICE VERSA.

         9.2 Except as otherwise provided in this Agreement, the adjustments shall be made in accordance with the customs in respect to title closings in the State of New York. Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing.

         9.3      The provisions of this Section 9 shall survive the Closing
Date.


10.      CONDITIONS PRECEDENT TO CLOSING

         10.1 The obligations of RM Eastview under this Agreement to assign the Ground Lease and to perform the other covenants and obligations to be performed by RM Eastview on or before the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by RM Eastview):

                  (a) The representations and warranties made by Mack-Cali herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                  (b) RM Eastview shall have performed all covenants and obligations undertaken by RM Eastview herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date; and

                  (c) Mack-Cali shall have delivered to RM Eastview all of the documents provided herein for said delivery.

         10.2 The obligations of Mack-Cali to assume the Ground Lease and to perform the other covenants and obligations to be performed by Mack-Cali on or before the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Mack-Cali):

                  (a) RM Eastview shall have taken, at its sole cost and expense and in a manner reasonably satisfactory to Mack-Cali, such necessary action (including but not limited to subdivision of the Land, if required) to cause the Property to be assessed as a separate tax lot;

                  (b) The County shall have duly executed, acknowledged and delivered to Mack-Cali a landlord estoppel certificate as provided for in
Section 22.1 of the Ground Lease;

                  (c) The survey of the Property shall include a certification to Mack-Cali and its successors and assigns;

                  (d) The representations and warranties made by RM Eastview herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                  (e) RM Eastview shall have performed all covenants and obligations undertaken by RM Eastview herein in all respects and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

                  (f) The Title Company is unconditionally prepared to issue a Title Policy meeting the requirements for an "insurable title" as set forth in
Section 3.3 hereof;

                  (g) The Property shall be in compliance with all Environmental Laws;

                  (h) There shall not be any sewer moratorium affecting the Property; and

                  (i) RM Eastview shall have delivered to Mack-Cali all of the documents provided herein for said delivery.

11.      ASSIGNMENT OF THIS AGREEMENT

         Mack-Cali may not assign its rights under this Agreement except (i) to a subsidiary or subsidiaries which are wholly-owned, directly or indirectly, by Mack-Cali, or (ii) to a partnership in which any such wholly-owned subsidiary or subsidiaries owns, either directly or indirectly, at least seventy-five (75%) percent of the profits, losses and cash flow thereof, and controls the management of the affairs of such partnership (any such entity, a "PERMITTED ASSIGNEE"). In the event of an assignment by Mack-Cali to a Permitted Assignee, Mack-Cali shall have the right at Closing to direct RM Eastview to assign the Ground Lease and such other closing instruments to such Permitted Assignee. Notwithstanding the foregoing, Mack-Cali shall not be relieved of its obligations under this Agreement. Any other assignment or attempted assignment shall constitute a default hereunder and shall be deemed null and void and of no force and effect.

12.      BROKER

         Mack-Cali and RM Eastview represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction, and agree to indemnify, defend and hold the other party harmless from and against any and all loss, cost, damage, liability or expense (including reasonable attorneys' fees) which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Section shall survive the Closing or other termination of this Agreement.

13.      CONDEMNATION

         13.1 In the event that, prior to the Closing, RM Eastview shall become aware of the institution or threatened institution of any proceeding (judicial, administrative or otherwise), by eminent domain or otherwise, which proposes to affect a material portion of the Property, RM Eastview shall give notice (the "CONDEMNATION NOTICE") to Mack-Cali promptly thereafter. Within fifteen (15) days following receipt of the Condemnation Notice, Mack-Cali shall have the right and option to terminate this Agreement by giving RM Eastview written notice thereof.

         13.2 Any damage to or destruction of the Property as a result of a taking by eminent domain shall be deemed "material" for purposes of this Section if the estimate of the damage, which estimate shall be performed by an insurance adjuster and Mack-Cali's architect, shall exceed three (3%) percent of the Consideration. In the event that Mack-Cali shall elect to terminate this Agreement in accordance with this Section, neither party shall have any further liability or obligations to the other. In the event that Mack-Cali shall not elect to terminate this Agreement, RM Eastview shall promptly assign all proceeds of such taking to Mack-Cali, the same shall be Mack-Cali's sole property, and Mack-Cali shall have the sole right to settle any claim in connection with the Property.

14.      PUBLICATION; CONFIDENTIALITY

         14.1 Mack-Cali shall have the right to make such public announcements or filings with respect to the transaction contemplated by this Agreement as Mack-Cali may deem reasonably prudent; PROVIDED, HOWEVER, that Mack-Cali shall not issue any such announcement without the prior approval of RM Eastview as to the text of the announcement, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Mack-Cali shall, without the prior approval of RM Eastview, be entitled to make such filings or announcements as may be necessary upon the advice of counsel or as required by law.

         14.2 Without the prior written consent of the other party, until Mack-Cali shall make a public announcement as provided in Section 13.1, neither Mack-Cali nor RM Eastview shall disclose, and RM Eastview and Mack-Cali will direct their respective representatives, employees, agents and consultants not to disclose, to any person or entity the fact that Mack-Cali and RM Eastview have entered into an agreement to assign the Lease or any of the terms, conditions or other facts with respect to this Agreement. Notwithstanding the foregoing, either party may disclose those terms and conditions which are required to be disclosed pursuant to law or in order to comply with this Agreement; PROVIDED, HOWEVER, that the disclosing party (i) shall use its best efforts to limit the disclosure to the information necessary, (ii) shall advise any party to whom disclosure is made that said terms and conditions are subject to a confidentiality requirement, and (iii) shall obtain the agreement of said party to keep any information disclosed to it as confidential. In the event of a breach of the provisions of this Section 14, the non-breaching party shall be entitled to all of its rights and remedies under this Agreement, at law and/or in equity.

15.      REMEDIES

         15.1 In the event that Mack-Cali fails to perform on the Closing Date, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder, except that RM Eastview shall be entitled to such remedies which it may have against Mack-Cali under this Agreement, at law, or in equity by reason of Mack-Cali's default.

         15.2 (a) If, after complying with the terms of this Agreement, RM Eastview shall be unable to assign the Lease in accordance with the terms of this Agreement, then the sole obligation and liability of RM Eastview shall be to perform in accordance with Section 3.7, following which this Agreement shall be deemed canceled and the parties hereto shall be released of all obligations and liabilities under this Agreement, except for those provisions which are expressly stated to survive the cancellation or termination of this Agreement.

                  (b) In the event of any default on the part of RM Eastview or RM Eastview's failure to comply with any representation, warranty or agreement by RM Eastview in any material respect, Mack-Cali shall be entitled (i) to terminate this Agreement upon notice to RM Eastview, in which event neither party shall thereafter have any further obligations under this Agreement, except as otherwise provided herein; (ii) to commence an action against RM Eastview seeking specific performance of RM Eastview's obligations under this Agreement;
(iii)
to pursue all of its remedies under this Agreement, at law or in equity;
or (iv) to do any or all of the above.

         15.3 The acceptance of the Assignment by Mack-Cali shall be deemed a full performance and discharge of every agreement and obligation of RM Eastview required to be performed under this Agreement, except those provisions which are expressly stated in this Agreement to survive the Closing or which, by their terms, cannot be performed or complied with until after the Closing.

         15.4 The provisions of this Section 15 shall survive the Closing or earlier termination of this Agreement.


16.      NOTICES

         16.1 All notices, demands, requests, or other writings (individually, a "NOTICE" and collectively, "NOTICES") required to be given or made or sent under this Agreement, or which may be given or made or sent, by either party hereto to the other, shall be in writing and shall be delivered by using any nationally-recognized overnight delivery service with all transmittal fees prepaid, properly addressed, and sent to the following:

         IF TO MACK-CALI:           Mack-Cali Realty Acquisition Corp.
                                    11 Commerce Drive
                                    Cranford, New Jersey 07016
                                    Attn:  Roger W. Thomas, General Counsel
                                    Tel:   (908) 272-8000
                                    Fax:   (908) 497-0475

         with a separate notice to: Attn:  Mitchell E. Hersh, CEO
                                    Tel:   (908) 272-8000
                                    Fax:   (908) 272-6755


         IF TO RM EASTVIEW:         Robert Martin  - Eastview North Company,L.P.
                                    c/o Robert Martin Company, LLC
                                    100 Clearbrook Road
                                    Elmsford, New York 10523
                                    Attn:  Martin S. Berger
                                    Tel:   (914) 592-4800
                                    Fax:   (914) 592-4836
         with a copy to:            Robert Martin Company, LLC
                                    100 Clearbrook Road
                                    Elmsford, New York 10523
                                    Attn:  Lloyd I. Roos, Esq.
                                    Tel:   (914) 593-7918
                                    Fax:   (914) 592-5486

or to such other address as either party may from time to time designate by written notice to the other. Notices given by overnight delivery service as aforesaid shall be deemed given and effective when received or when delivery is refused, and the records of the delivery service shall be conclusive with respect to the date of receipt or refusal of delivery. Notices may be given by counsel for the parties described above, and such Notices shall be deemed given by said party for all purposes hereunder.

         16.2 Any Notice which, pursuant to this Agreement, requires a response within a certain number of days or gives the other party certain rights if said party responds within a certain number of days shall set forth such requirement or right in order for the Notice to be effective.

17.      MISCELLANEOUS

         17.1 If any instrument or deposit is necessary in order to obviate a defect in or objection or exception to title, the following shall apply: (a) any such instrument shall be in such form and shall contain such terms and conditions as may be required by the Title Company to omit any defect, objection or exception to title, (b) any such deposit shall be made with the Title Company, and (c) RM Eastview agrees to execute, acknowledge and deliver any such instrument and to make any such deposit.

         17.2 This Agreement (a) constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties, (b) cannot be amended, waived or terminated orally, but only by an agreement in writing signed by the party to be charged,
(c) shall be interpreted and governed by the laws of the State of New York, and
(d) shall be binding upon the parties hereto and their respective successors and assigns.

         17.3 The caption headings in this Agreement are for convenience only, are not intended to be part of this Agreement, and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         17.4 From time to time, each party shall execute, acknowledge and deliver such further instruments, and perform such additional acts, as the other party may reasonably request in order to effectuate the intent of this Agreement, and the foregoing requirement shall survive the Closing. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between RM Eastview and Mack-Cali. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against RM Eastview, Mack-Cali or the party whose counsel drafted this Agreement.

         17.5 This Agreement shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

         17.6 All references herein to any section, Schedule or Exhibit shall be to the sections of this Agreement and to the schedules and exhibits annexed hereto unless the context clearly dictates otherwise. All of the Schedules and Exhibits annexed hereto are, by this reference, incorporated herein.

         17.7 In the event of any litigation or alternative dispute resolution between RM Eastview and Mack-Cali in connection with this Agreement or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for the payment of all expenses and reasonable attorneys' fees incurred by the prevailing party.

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                                       23

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  ROBERT MARTIN -EASTVIEW NORTH COMPANY, L.P.
                                  A NEW YORK LIMITED PARTNERSHIP

                                  By:     Robert Martin Company, LLC,
                                          its general partner


                                          By:  /s/ Robert Weinberg
                                              ---------------------------------
                                               Name: Robert Weinberg
                                               Title: Manager

                                  MACK-CALI REALTY ACQUISITION CORP.
                                  A DELAWARE CORPORATION

                                  By:    /s/ Roger W. Thomas
                                      -------------------------------------
                                         Name: Roger W. Thomas
                                         Title: Executive Vice President

                                       24